SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 15, 2003

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

0-00508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signature

Item 5.   Other Events

On October 15, 2003, the Bankruptcy Court Judge overseeing the bankruptcy case of Enron Power Marketing, Inc. (“EPMI”) approved a stipulation among EPMI, Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC” and, together with NPC, the “Utilities”) in which EPMI agreed for a 60 day period beginning October 10, 2003 not to seek to execute, or register or institute any proceedings for the enforcement of, EPMI’s judgment against the Utilities entered by the Bankruptcy Court on September 25, 2003 (the “Judgment”). The Judgment provides for the payment by NPC and SPPC of approximately $235 million and $102 million, respectively, of liquidated damages and pre-Judgment interest, for power not delivered by EPMI, under power supply contracts terminated by EPMI in May 2002. The Utilities have previously filed a motion with the Bankruptcy Court seeking a stay pending appeal of the Judgment and proposing to issue General and Refunding Mortgage Bonds as collateral to secure payment of the Judgment. A hearing on the motion originally scheduled for October 17, 2003 has been rescheduled for October 31, 2003. The Utilities are unable to predict the outcome of the hearing before the Bankruptcy Court.

Any requirement to pay the Judgment or provide cash collateral for EPMI’s claims for termination payments could adversely affect Sierra Pacific Resources’ (the parent of NPC and SPPC), NPC’s and SPPC’s cash flow, financial condition and liquidity, and could make it difficult for one or more of Sierra Pacific Resources, NPC or SPPC to continue to operate outside of bankruptcy.

Item 7.   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not required

(b)	Pro forma financial information.

Not required

(c)	Exhibit.

None

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: October 17, 2003	By: /s/ John E. Brown John E. Brown Vice President, Controller

Nevada Power Company (Registrant)

Date: October 17, 2003	By: /s/ John E. Brown John E. Brown Vice President, Controller

Sierra Pacific Power Company (Registrant)

Date: October 17, 2003	By: /s/ John E. Brown John E. Brown Vice President, Controller